UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2016, NiSource Finance Corp. (“NiSource Finance”), as borrower, and NiSource Inc. (the “Company”), as guarantor, entered into a Fourth Amended and Restated Revolving Credit Agreement (the “Agreement”) with the lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association, as Co-Documentation Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners. The Agreement amends NiSource Finance’s existing $1.5 billion Revolving Credit Agreement to increase the facility by $350 million to $1.85 billion and to extend the term from July 1, 2020 until November 28, 2021. Up to $150 million of the facility will be available in the form of standby letters of credit. NiSource Finance has the right to increase the facility by up to an additional $500 million, subject to certain conditions and the consent of the increasing lenders. The Agreement provides that revolving loans will bear interest at the option of the Company at:

•	a rate equal to (A) the Alternate Base Rate (which is a floating rate equal to the highest of (i) the prime rate of interest announced by the Administrative Agent from time to time, (ii) the Federal Funds Rate in effect from time to time + 0.50% and (iii) one-month reserve adjusted Eurodollar rate + 1.0%) plus (B) an applicable margin (which applicable margin would be 7.5 basis points, based on the Company’s current ratings), or

•	a rate equal to (A) the 1 week or 1, 2, 3 or 6-month Eurodollar rate plus (B) an applicable margin (which applicable margin would be 107.5 basis points, based on the Company’s current ratings).

Other than increasing the size of the facility and extending the term, the Agreement substantially restates the existing Third Amended and Restated Revolving Credit Agreement, including representations and warranties, financial and other covenants and events of default.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Agreement in this report is a summary and is qualified in its entirety by the terms of the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Fourth Amended and Restated Revolving Credit Agreement, dated as of November 28, 2016, among NiSource Finance Corp., as Borrower, NiSource Inc., the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association, as Co-Documentation Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: November 28, 2016	By:	/s/ Shawn Anderson
Shawn Anderson
Treasurer and Chief Risk Officer